                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DIGITAL LIGHTWAVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         (Logo Digital Lightwave, Inc.)

                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE
                           CLEARWATER, FLORIDA 33760
                           TELEPHONE: (727) 442-6677
                            HTTP://WWW.LIGHTWAVE.COM

                                                               February 15, 2001

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders to be held at 10:30 a.m., local time, on February 27, 2001, to consider one matter: the proposed adoption of the 2001 Stock Option Plan (the "2001 Plan") described in the proxy statement which accompanies this letter. The Special Meeting is being held at the Company's offices, located at 15550 Lightwave Drive, Clearwater, Florida 33760.

    The proposed 2001 Plan is offered in lieu of the amendments to the 1996 Stock Option Plan (the "1996 Plan") that we proposed at our annual meeting on September 29, 2000, but which were not approved by stockholders. At the annual meeting, five directors were elected to the Company's Board of Directors. The Company's nominating committee nominated four of the elected directors: Gerry Chastelet, Dr. William Hamilton, Robert F. Hussey and Peter Guglielmi. Additionally, the Company's majority stockholder, Dr. Bryan J. Zwan, nominated Gerald A. Fallon, who also was elected to the Company's Board of Directors. We announced these results in our September 29, 2000 press release.

    Under the 2001 Plan, 3,000,000 shares, plus (i) the number of shares remaining for issuance under the 1996 Plan as of the date of stockholder approval of the 2001 Plan and (ii) the number of shares subject to options outstanding under the 1996 Plan as of the date of stockholder approval of the 2001 Plan to the extent that such options expire or terminate for any reason prior to exercise in full, will be reserved for issuance (with the sum of (i) and (ii) not to exceed 2,735,872 shares). From the original 1996 Plan reserve of 5,000,000 shares, only 121,294 shares remain available for grant under the plan and 2,614,578 options were outstanding under the 1996 Plan on February 1, 2001. The accompanying proxy statement generally describes how the 2001 Plan differs from the earlier proposal to amend the 1996 Plan at the annual meeting, and from the 1996 Plan. The 2001 Plan differs from the earlier proposal to amend the 1996 Plan primarily by placing additional limitations on the terms of the awards granted under the 2001 Plan and additional restrictions on the power of the Board of Directors to amend the 2001 Plan in the future without stockholder approval.

    Before the 2001 Plan can become effective, the proposal for the 2001 Plan submitted to the Company's stockholders in the accompanying proxy card must be approved by the vote of the holders of a majority of the votes cast in person or by proxy at the Special Meeting.

    Our Board of Directors unanimously recommends approval of the 2001 Plan, and believes that the 2001 Plan is essential to the Company's efforts to retain and recruit officers, other employees and directors in a competitive marketplace.

    The accompanying proxy statement provides information about the 2001 Plan and other matters germane to the Special Meeting. In addition, you may obtain information about the Company from other documents that we have filed with the Securities and Exchange Commission. We encourage you to read the accompanying proxy materials carefully.

    The vote of every stockholder is important. Mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so. Please complete, sign, date and promptly return your Proxy Card in the enclosed envelope.

                                          Sincerely,

                                          /s/ Gerry Chastelet
                                          -------------------------------------
                                          Gerry Chastelet
                                          President and Chief Executive Officer

                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE
                           CLEARWATER, FLORIDA 33760

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 2001

     Notice is hereby given that the Special Meeting of Stockholders (the "Meeting") of Digital Lightwave, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 15550 Lightwave Drive, Clearwater, Florida 33760 on February 27, 2001, at 10:30 a.m., local time, for the following purposes:

          1. The Company's stockholders are being asked to approve the 2001 Stock Option Plan (the "2001 Plan") pursuant to which 3,000,000 shares, plus (i) the number of shares remaining for issuance under the 1996 Plan as of the date of stockholder approval of the 2001 Plan and (ii) the number of shares subject to options outstanding under the 1996 Stock Option Plan ("1996 Plan") as of the date of stockholder approval of the 2001 Plan to the extent such options expire or terminate for any reason prior to exercise in full, are reserved for issuance (with the sum of (i) and (ii) not to exceed 2,735,872 shares); and

          2. To transact such other business as may be properly come before the Meeting or any adjournment or postponement of the Meeting.

     The 2001 Plan and other matters germane to the Meeting are described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 1, 2001 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person. A list of stockholders entitled to vote at the Meeting will be available for inspection ten days prior to the Meeting at the principal offices of the Company, 15550 Lightwave Drive, Clearwater, Florida, 33760.

     Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHOULD YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors,

                                          /s/ Steven H. Grant
                                          -----------------------------------
                                          Steven H. Grant
                                          Secretary

                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE,
                           CLEARWATER, FLORIDA 33760
                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      THE SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                            DIGITAL LIGHTWAVE, INC.
                        TO BE HELD ON FEBRUARY 27 , 2001
                             ---------------------

                              GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of Digital Lightwave, Inc., a Delaware corporation (the "Company"), for use at its Special Meeting of Stockholders to be held at the Company's offices located at 15550 Lightwave Drive, Clearwater, Florida 33760 on February 27, 2001 at 10:30 a.m., local time, for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting (the "Meeting"). The mailing of this Proxy Statement and the accompanying Notice of Special Meeting and form of Proxy Card (the "Proxy Card") to the stockholders of the Company is expected to commence on or about February 15, 2001.

     The shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation form to deliver solicitation materials to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS

RECORD DATE AND SHARES OUTSTANDING

     Only holders of shares of Common Stock of record as of the close of business on February 1, 2001 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, 30,476,388 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting.

QUORUM; BROKER NON-VOTES; ABSTENTIONS

     The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by a proxy marked "FOR, "AGAINST" or "ABSTAIN" are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

     Broker non-votes (i.e. Shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on the proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast on a particular proposal on which the broker has not expressly voted. Accordingly, a broker non-vote will not affect the outcome of the voting on the proposal set forth in this Proxy Statement.

     The proposal for the 2001 Plan submitted to the Company's stockholders in the Proxy Card must be approved by a majority of the total votes cast on the proposal in person or by proxy. In determining whether this proposal has been approved, abstentions are counted as votes "AGAINST" the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXY

     A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder, or if no instructions are indicated, will be voted "FOR" the adoption of the 2001 Plan and as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

                                  PROPOSAL ONE

                             2001 STOCK OPTION PLAN

     The Company's stockholders are being asked to approve the 2001 Plan, pursuant to which 3,000,000 shares, plus (i) the number of shares available for grant as of the date of stockholder approval of the 2001 Plan and (ii) the number of shares subject to options outstanding under the 1996 Stock Option Plan as of the date of stockholder approval of the 2001 Plan to the extent that such options expire or terminate for any reason prior to exercise in full, will be reserved for issuance (with the sum of (i) and (ii) not to exceed 2,735,872 shares). The Board adopted the 2001 Plan on January 31, 2001, subject to stockholder approval. The 2001 Plan would supersede the 1996 Plan with respect to future grants.

     The 2001 Plan differs from the original plan adopted in 1996 primarily by:
(i) limiting the number of option shares which may be granted to a single individual in a fiscal year to 250,000 shares, except with respect to individuals first hired by the Company who may receive an additional grant of up to 250,000 shares; (ii) authorizing the transfer of awards to certain family members and family trusts; (iii) eliminating or modifying certain restrictions as permitted by amendments to Rule 16b-3 issued by the Securities and Exchange Commission under Section 16(b) of the Securities and Exchange Act of 1934; and
(iv) modifying the provisions governing the options in the event of a change in control of the Company.

     At our annual meeting on September 29, 2000, the stockholders did not approve the amendments to the 1996 plan proposed in the Company's proxy statement for that meeting. As compared to the amendments to the 1996 plan proposed at the annual meeting, the 2001 Plan included in this Proxy Statement
(i) decreases the maximum number of option shares which may be granted to a single individual in a fiscal year from 400,000 to 250,000 (except that individuals hired by the Company may receive option grants for up to 500,000 shares in the aggregate in the fiscal year first hired), (ii) requires that option grants to members of the Compensation Committee be approved by a disinterested majority of the Board of Directors, (iii) requires that options vest no quicker than ratably over thirty-six months, except for earlier vesting based on performance goals or as summarized under "Vesting Acceleration" below,
(iv) provides a $100,000 cap on the amount the Company may loan to any single plan participant to assist that individual in exercising options, (v) prohibits options granted under the 2001 Plan from accelerating in full upon certain corporate transactions, (vi) provides additional restrictions on the power of the Board of Directors to amend the plan without stockholder approval as summarized under "Amendment and Termination" below, and (vii) prohibits the Board from canceling outstanding options and granting in substitution new options with an exercise price equal to the fair market value of the common stock on the new grant date.

     The Company's Board of Directors believes that the 2001 Plan is critical to the Company's continued ability to hire new employees having the talents and skills the Company needs and to retain and motivate existing employees. The Company has historically included equity incentives as a significant component of compensation for a broad range of the Company's employees. The current employment environment is highly competitive, and the Company needs the continued ability to grant equity incentives as a means of attracting and motivating new and existing employees. The Company also believes that equity incentives help align the interests of the employees with those of the stockholders.

     The 2001 Plan, if approved by the stockholders, will enable the Company to offer equity incentives to new and current employees and other eligible participants. If the stockholders of the Company do not approve the proposed 2001 Plan, the Company will be unable to continue to offer the equity incentives the Company believes to be necessary to support the future plans of the Company.

     For approval of the 2001 Plan, this Proposal One must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. Options outstanding under the 1996 Plan will remain outstanding under the 1996 Plan, and the terms of such options will not be changed to conform to the terms of the 2001 Plan. However, should an option outstanding under the 1996 Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 2001 Plan. In addition, it is anticipated that outstanding options under the 1996 Plan will be amended to authorize the transfer to certain family members and family trusts. If stockholder approval of the 2001 Plan is not obtained, then the 2001 Plan will not be implemented, and option grants may continue to be made pursuant to the share reserve available under the 1996 Plan.

     Although the Board of Directors had, prior to the September 29, 2000 annual meeting, approved (and described in the proxy statement for that meeting) grants to five officers of options to purchase an aggregate of 650,000 shares under the 1996 Plan, as amended, subject to stockholder approval of the grants and the Amended 1996 Plan at the annual meeting, those grants have lapsed and become void because the proposed grants and the amendments to the 1996 Plan were not approved at the annual meeting. As described below, option grants to those five officers may be made under the 2001 Plan, if approved by stockholders.

     Nothing in the 2001 Plan prohibits the Company from adopting other equity compensation programs for its employees or directors, including those eligible for grants under the 2001 Plan.

     The description of the 2001 Plan contained below is qualified in its entirety by reference to the entire provisions of the 2001 Plan, which is attached as Appendix A to this Proxy Statement.

                          DESCRIPTION OF THE 2001 PLAN

PURPOSE

     The purpose of the 2001 Plan is to allow the Company to provide key employees (including officers and directors), non-employee Board members and independent consultants and advisors in the Company's service the continuing opportunity to acquire a meaningful equity interest in the Company as an incentive for them to remain in service. The Board believes that such equity incentives are a significant factor in the Company's ability to attract and retain the key individuals who are essential to the Company's long-term growth and financial success.

SHARE RESERVE

     The 2001 Plan reserves for issuance 3,000,000 shares, plus (i) the number of shares remaining for issuance under the 1996 Plan as of the date of stockholder approval of the 2001 Plan and (ii) the number of shares subject to options outstanding under the 1996 Plan as of the date of stockholder approval of the 2001 Plan to the extent that such options expire or terminate for any reason prior to exercise in full (with the sum of (i) and (ii) not to exceed 2,735,872 shares). Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 2001 Plan. Unvested shares issued under the 2001 Plan and subsequently repurchased by the Company at the original option exercise price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 2001 Plan.

ADMINISTRATION

     The Compensation Committee of the Board will have exclusive authority to administer the 2001 Plan with respect to option grants made to the Company's executive officers and independent Board members. The Compensation Committee and a Secondary Committee of one or more Board members will each have separate but concurrent authority to make option grants under that program to all other eligible individuals. However, any discretionary option grants for members of the Compensation Committee must be authorized by a disinterested majority of the Board. In no event will the Secondary Committee be authorized to grant to any individual options to purchase more than 50,000 shares of Common Stock in the aggregate per fiscal year. The term "Plan Administrator," as used in this Proposal, will mean either the Compensation Committee or the Secondary Committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 2001 Plan.

ELIGIBILITY

     Employees (including officers), independent Board members, and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to receive options granted under the 2001 Plan. In no event may any single participant in the 2001 Plan receive option grants after stockholder approval of the 2001 Plan for more than 250,000 shares of common stock in the aggregate per fiscal year, except with respect to individuals first hired by the Company, who may receive option grants in the fiscal year of their hire for up to 500,000 shares.

GRANTS

     The Plan Administrator will generally have complete discretion to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. However, this discretion is subject to the annual limit on grants to a single individual, the minimum vesting requirements described below and certain other limitations imposed on the terms of awards under the 2001 Plan.

PRICE AND EXERCISABILITY

     Each option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date. Each option may generally be exercised for vested shares in a series of installments over a specified period of service measured from the grant date. However, options may be structured to be immediately exercisable for any or all of the option shares. However, any shares acquired under those options will generally be unvested and subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

     Except as described in the Section "Vesting Acceleration," no option may become exercisable for vested shares quicker than ratably over thirty-six (36) months of service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals and, if an option is exercisable for unvested shares, such shares may not vest quicker than ratably over thirty-six
(36) months of service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals.

     The exercise price may be paid in cash or in shares of the common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options will generally not be assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime, subject to such limitations as the Plan Administrator may establish from time to time, pursuant to a domestic relations order or to one or more of Optionee's family members or an entity owned, benefiting or controlled by the Optionee or one or more of Optionee's family members. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death. Before the amendment, options were not assignable or transferable except pursuant to a qualified domestic relations order. The expanded transferability provisions will be extended to the outstanding options.

TERMINATION OF SERVICE

     Upon cessation of service, the optionee will generally have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time, not exceeding ninety days (plus any period during which the option shares may not be sold due to certain sale black out periods) except in the case of death or disability. The Plan Administrator will have discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part, subject to the minimum vesting requirements and the maximum post-termination exercise period described above.

VALUATION

     For all valuation purposes under the 2001 Plan, the fair market value per share of common stock on any relevant date will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq National Market.

VESTING ACCELERATION

     If the Company liquidates, disposes of substantially all of its assets in liquidation or dissolution or is involved in a merger or consolidation involving the transfer of ownership of at least 50% of the voting power of the Company's securities, each outstanding option that is not to be assumed by the successor corporation will generally automatically accelerate in full, and all unvested shares will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation.

     The Plan Administrator may grant options that become fully exercisable if those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is involuntarily terminated within a designated period (not to exceed 12 months) following such acquisition.

     The acceleration of vesting in the event of an acquisition of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal.

CHANGES IN CAPITALIZATION

     If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2001 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options per fiscal year or as an initial grant, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option and (iv) the maximum number of shares for which options may be granted to a single participant in a fiscal year by the Secondary Committee. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding options thereunder.

FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of options. The Plan Administrator will determine the terms of any such financial assistance. However, the maximum amount of financing provided any participant may not exceed the lesser of (i) the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares or (ii) one hundred thousand dollars ($100,000).

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options under the 2001 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock held by such individual for at least six months in payment of such tax liability.

AMENDMENT AND TERMINATION

     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested shares of Common Stock at the time outstanding under the Plan unless the optionee consents to such amendment or modification. Certain amendments may require stockholder approval pursuant to applicable laws or regulations. No amendment will be effective without stockholder approval if it would: (i) increase the number of shares of Common Stock authorized for issuance under the Plan, (ii) increase the maximum number of shares of Common Stock that may be the subject of options granted to any one individual in a fiscal year,
(iii) authorize an option exercise price per share of less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date, (iv) shorten the minimum vesting requirements of the Plan, (v) authorize the acceleration of exercisability and/or vesting of options under additional circumstances than previously authorized under the 2001 Plan, (vi) increase the maximum term of options or the post-service exercise period of options, (vii) increase the authority of any Secondary Committee, (viii) increase the maximum amount of credit that may be extended to an optionee by the Company in connection with the exercise of an option and (ix) authorize the extension of additional provisions of the Plan as in effect after the date the Board of Directors has approved the 2001 Plan to options granted before that date. However, the Board may make an amendment to the Plan without stockholder approval if and to the extent that such amendment is required by law or is necessary to preserve favorable regulatory treatment afforded stock options under the Plan before such amendment.

     Unless sooner terminated by the Board, the 2001 Plan will terminate on the earliest of (i) January 31, 2011, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 2001 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option for those shares is granted and more than one year after the date the option is exercised for such shares. If either of these periods is not met, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. An optionee recognizes no taxable income upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the exercise price paid for such shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

ACCOUNTING TREATMENT

     Under the current accounting principles applicable to awards under the Plan, the option grants under the 2001 Plan to employees and directors should not result in any direct charge to the Company's reported earnings unless the exercise price is less than 100% of fair market value of the underlying stock on the date of that the option is deemed to be granted for accounting purposes, in which case the difference between such fair market value and such exercise price must be recorded as compensation expense over the vesting period of the option. Generally, the date of grant for accounting purposes will be the later of the date that the Plan Administrator approves the grant or the date that the Plan Administrator specifies that the grant will be effective. However, if option grants are subject to shareholder approval of the grants, the options will not be deemed to be granted until such shareholder approval is obtained unless such shareholder approval is sufficiently certain as to be considered a mere formality. The Plan Administrator intends to make any option grants described under "New Plan Benefits" no earlier than such date that the Plan Administrator determines that the grants may be made without causing a direct charge to the Company's earnings with respect to such grants.

     The fair value of options must be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Option grants made to non-employee consultants and advisors (but not non-employee board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. No charge will be required for periods before July 1, 2000; however, charges will be required for periods on and after July 1, 2000 for options granted to non-employee consultants and advisors after December 15, 1998 but before July 1, 2000. A similar charge applies when an option originally granted to an employee continues to vest after the employee changes status from employee to non-employee consultant. In addition, any option that is repriced will also generally trigger a direct charge to the Company's reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, July 1, 2000) and the date the option is exercised for those shares. The Company's independent auditors has advised it that the grant of the options described under "New Plan Benefits" should not be deemed a repricing of the options that lapsed upon the failure of the stockholders to approve the proposed amendment to the Plan at the annual meeting.

                               NEW PLAN BENEFITS

     In February, the Compensation Committee of the Board of Directors authorized the grant of options to purchase an aggregate of 550,000 shares of the Company's Common Stock to Gerry Chastelet, Steve Grant, James Green and George Matz, subject to shareholder approval. The options will be deemed to be granted at the earliest date on or before the date of the Meeting that such options may be deemed to be granted under financial accounting rules of APB 25, as described above. The exercise price per share of the options will be 100% of the fair market value of one share of the Company's Common Stock on the deemed date of grant, based on the closing price per share of the Company's Common Stock (as reported on the Nasdaq National Market) on such date. The option will terminate in accordance with its terms if the stockholders do not approve the 2001 Plan at the Meeting.

     The grants to five officers of options to purchase an aggregate of 650,000 shares of Common Stock approved in August 2000 subject to the then proposed amended plan presented at the September 2000 annual meeting lapsed and did not become effective because that amended plan was not approved by the stockholders at the annual meeting.

     The table below shows, as to the Company's Chief Executive Officer ("CEO"), the four other most highly compensated executive officers (with base salary and bonus for the 1999 fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants that the Compensation Committee has authorized as of February 12, 2001, under the 2001 Plan, subject to stockholder approval of the 2001 Plan.

                                                            NUMBER OF SHARES
                                                           UNDERLYING OPTIONS
                    NAME AND POSITION                          GRANTED(#)       EXERCISE PRICE PER SHARE
---------------------------------------------------------  ------------------   ------------------------
Gerry Chastelet..........................................       250,000              (1)
  Chairman of the Board, President and Chief Executive
  Officer
Steven H. Grant..........................................       100,000              (1)
  Executive Vice President, Finance, Chief Financial
  Officer and Secretary
George Matz..............................................       100,000              (1)
  Executive Vice President, Global Sales
James Green..............................................       100,000              (1)
  Vice President, Production
Dr. William F. Hamilton..................................            --              --
  Director
William Seifert..........................................            --              --
  Director
Robert F. Hussey.........................................            --              --
  Director
Peter A. Guglielmi.......................................            --              --
  Director

                                                            NUMBER OF SHARES
                                                           UNDERLYING OPTIONS
                    NAME AND POSITION                          GRANTED(#)       EXERCISE PRICE PER SHARE
---------------------------------------------------------  ------------------   ------------------------
Gerald A. Fallon.........................................            --              --
  Director
All current executive officers as a group................       550,000              (1)
All current independent directors as a group.............            --              --
All employees, including current officers who are not                --              --
  executive officers, as a group.........................

---------------

(1) The Compensation Committee of the Board of Directors has authorized the grant of the options at the earliest date on or before the date of the Meeting that such options may be deemed to be granted under financial accounting rules of APB 25, as described above. The exercise price per share of the option will be 100% of the fair market value of one share of the Company's Common Stock on the deemed date of grant, based on the closing price per share of the Company's Common Stock (or last bid price if there is no sale) on such date. The option will terminate in accordance with its terms if the stockholders do not approve the 2001 Plan at the Meeting.

                      RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors recommends a vote IN FAVOR of the 2001 Plan included in Proposal One.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 1, 2001 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers including executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                              SHARES BENEFICIALLY
                                                                   OWNED (1)
                                                              --------------------
NAME                                                            NUMBER     PERCENT
----                                                          ----------   -------
Dr. Bryan J. Zwan(2)(3).....................................  17,941,750    58.9%
Gerry Chastelet(4)..........................................     190,190       *
Steven H. Grant(5)..........................................      97,443       *
George Matz(6)..............................................      45,579       *
Ali Haider(7)...............................................           0       *
James Green(8)..............................................      18,653       *
Dr. William F. Hamilton(9)..................................      33,333       *
Gerald A. Fallon............................................           0       *
Robert F. Hussey............................................           0       *
Peter A. Guglielmi..........................................           0       *
All executive officers and directors as a group (9
  persons)(10)..............................................     385,198     1.3%

---------------

  *  Less than one percent
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of February 1, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes 17,941,750 shares held by Dr. Bryan J. Zwan or through affiliates controlled by Dr. Zwan, principally, ZG Nevada Limited Partnership. Dr. Zwan's address is c/o Orrick, Herrington & Sutcliffe LLP, 1020 Marsh Road, Menlo Park, California 94025, Attn: Robert E. Freitas. Includes 2,000,000 shares that were formerly claimed by Hugh Bryan Haney pursuant to a litigation settlement.
 (3) Includes 5,165,000 shares that are subject to forward sale agreements and pledge agreements with CSFB SAILS Corp.
 (4) Consists of 4,732 shares of Common Stock and 185,458 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of February 1, 2001.
 (5) Consists of 11,164 shares of Common Stock and 86,279 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of February 1, 2001.
 (6) Consists of 45,579 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of February 1, 2001.
 (7) Mr. Haider resigned from the Company effective December 31, 2000.
 (8) Consists of 153 shares of Common Stock and 18,500 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of February 1, 2001.
 (9) Consists of 33,333 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of February 1, 2001.
(10) Consists of 16,049 shares of Common Stock and 369,149 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of February 1, 2001.

                             EXECUTIVE COMPENSATION

     The following table shows, for the year ended December 31, 2000, the cash and other compensation awarded to, earned by or paid to Mr. Chastelet and each other executive officer who earned in excess of $100,000 for all services in all capacities (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                           ---------------------------
                                                                                AWARDS
                                             ANNUAL COMPENSATION              RESTRICTED       PAYOUTS
                                      ----------------------------------   -----------------   -------
                                                            OTHER ANNUAL   STOCK    OPTIONS/    LTIP      ALL OTHER
                                       SALARY     BONUS     COMPENSATION   AWARDS     SARS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)          ($)         ($)       (#)        ($)         ($)
---------------------------    ----   --------   --------   ------------   ------   --------   -------   ------------
Gerry Chastelet..............  2000   $293,574   $ 50,000   $19,217,175(1)  $--      25,000     $--        $23,250(2)(3)
  Chairman of the Board,       1999    276,066    100,000     2,924,065(1)   --     225,000      --         24,500(2)(3)
  President and Chief          1998      1,060         --            --      --     600,000      --             --
  Executive Officer
Steven H. Grant..............  2000    207,508         --     9,105,948(1)   --      16,750      --          5,188(2)
  Executive Vice President,    1999    201,541         --     1,890,312(1)   --     100,000      --          5,000(2)
  Finance, Chief Financial     1998    193,333     40,000            --      --     200,000      --          1,800(2)
  Officer and Secretary
George Matz..................  2000    243,740     50,000    13,590,171(1)   --      16,750      --         17,250(2)(3)
  Executive Vice President,    1999    220,822     95,000     2,018,835(1)   --     102,500      --         17,000(2)(3)
  Global Sales                 1998    148,415     50,000            --      --     300,000      --          8,000(3)
Ali Haider(4)................  2000    187,643     20,833     4,501,857(1)   --      13,500      --          4,349(2)
  Executive Vice President,    1999    174,253         --       646,400(1)   --     142,000      --          2,125(2)
  Research and Development     1998    149,443     22,275            --      --      48,000      --          1,963(2)
James Green..................  2000    137,513      5,000       496,253(1)   --      13,500      --             --
  Vice President,              1999     28,584(5)       --       15,000(6)   --      50,000      --             --
  Production

---------------

(1) Reflects proceeds from stock options exercised, gross of income taxes.
(2) Reflects 401(k) matching contributions.
(3) Reflects Automobile Allowance.
(4) Resigned effective December 31, 2000.
(5) Began full time employment with the Company as the Vice President, Production, on October 13, 1999.
(6) Reflects fees paid for consulting services prior to joining Company as a full time employee.

STOCK OPTION GRANTS

     The following table sets forth information concerning stock options awarded to each of the Named Executive Officers during 2000. All such options were awarded under the Company's 1996 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                               % OF TOTAL                              VALUE AT ASSUMED
                                                 OPTIONS                             ANNUAL RATES OF STOCK
                                    SHARES     GRANTED TO                             PRICE APPRECIATION
                                  UNDERLYING    EMPLOYEES    EXERCISE                 FOR OPTION TERM(1)
                                   OPTIONS      IN FISCAL     PRICE     EXPIRATION   ---------------------
                                   GRANTED        YEAR        ($/SH)       DATE         5%         10%
                                  ----------   -----------   --------   ----------   --------   ----------
Gerry Chastelet.................   25,000(2)      3.43%      $56.0000    01/30/06    $476,134   $1,080,185
Steven H. Grant.................   16,750(2)      2.30        56.0000    01/30/06     319,010      723,724
George Matz.....................   16,750(2)      2.30        56.0000    01/30/06     319,010      723,724
Ali Haider(3)...................   13,500(2)      1.85        56.0000    01/30/06     257,112      583,300
James Green.....................   13,500(2)      1.85        56.0000    01/30/06     257,112      583,300

---------------

(1) Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect the Company's estimate of future price growth.
(2) The option shares vested on an accelerated basis upon the achievement of specified revenue and net income targets.
(3) Mr. Haider resigned effective December 31, 2000.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 2000 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                                                      VALUE OF UNEXERCISED IN-THE-
                                                           NUMBER OF UNEXERCISED            MONEY OPTIONS AT
                             SHARES                        OPTIONS AT FY-END (#)              FY-END ($)(1)
                          ACQUIRED ON       VALUE       ---------------------------   -----------------------------
                          EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                          ------------   ------------   -----------   -------------   ------------   --------------
Gerry Chastelet.........    221,625      $19,217,175      60,458         467,917       $1,512,533     $12,409,442
Steven H. Grant.........    103,525        9,105,948      19,529         128,696          487,963       2,921,012
George Matz.............    159,225       13,590,171      28,829         156,196          729,763       3,686,403
Ali Haider(2)...........     56,755        4,501,857      14,169         109,390           16,620       2,926,792
James Green.............     11,666          496,253       5,000          46,834          120,313         802,099

---------------

(1) Values shown in these columns reflect the difference between the closing price of $31.6875 on December 31, 2000 and the exercise price of the options and does not include the federal and state taxes due upon exercise.
(2) Mr. Haider resigned effective December 31, 2000.

STOCK PURCHASE PLAN

     On August 25, 1997, the Board approved the Stock Purchase Plan whereby 300,000 shares of Common Stock were reserved for issuance and purchase by employees of the Company to assist them in acquiring a stock ownership interest in the Company and to encourage them to remain employees of the Company. The Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and permits eligible employees to purchase shares of Common Stock at a discount through payroll deductions during specified three month offering periods. No employee may purchase more than $25,000 worth of stock in any calendar year or 1,500 shares of Common Stock in any one offering period. The Stock Purchase Plan is administered by an Administrative Committee appointed by the Board and provides generally that the purchase price must not be less than 85% of the fair market value of the Common Stock on the first or last day of the offering period, whichever is lower. As of December 31, 2000, 185,269 shares have been purchased under the Stock Purchase Plan.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

     The Company entered into a letter agreement dated as of December 31, 1998 (the "Chastelet Agreement"), with Gerry Chastelet, the Company's Chairman of the Board, Chief Executive Officer and President. The Chastelet Agreement provides for: (1) employment at will; (2) an annual salary of $275,000; (3) a $150,000 signing bonus payable over two years; and (4) a performance bonus of up to 50% of his base salary to be paid based on 80% quantitative and 20% qualitative criteria to be established by the Company's board of directors. In addition, the Company granted to Mr. Chastelet stock options to purchase 600,000 shares of Common Stock at an exercise price of $2.313 per share, of which 100,000 stock options vest after each six months of employment. In the event of a "change in control" (as such term is defined in the Chastelet Agreement), Mr. Chastelet's unvested options will vest.

     The Company entered into a letter agreement dated as of April 13, 1998 and an addendum to the letter agreement dated February 9, 1999 (the "Matz Agreements"), with George J. Matz, the Company's Executive Vice President, Global Sales. The Matz Agreements provide for: (1) employment at will; (2) an annual salary of $225,000; (3) a $150,000 sign-on bonus payable over three years; and (4) a performance bonus of 20% for the first year. In addition, the Company granted to Mr. Matz stock options to purchase 300,000 shares of Common Stock at an exercise price of $4.4375 per share, of which 75,000 stock options vested each on November 19, 1998 and on December 31, 1999, and 75,000 vest on each of the second and third of his employment anniversary dates. In the event of a "change in control" (as such term is defined in the Matz Agreement), Mr. Matz's unvested options will vest.

     The Company entered into an employment agreement effective as of February 27, 1998 (the "Grant Agreement"), with Steven H. Grant, the Company's Executive Vice President, Finance, Chief Financial Officer and Secretary. The Grant Agreement provides for: (1) an employment term of three years which automatically renews for an additional two years unless either Mr. Grant or the Company provides reasonable notice of non-renewal prior to expiration; (2) an annual salary of $200,000; and (3) a $40,000 bonus (which is primarily an acceleration of a deferred sign-on bonus) to be paid upon completion of the Company's filings with the SEC for the year ended December 31, 1997. The Grant Agreement also provides that the Company will provide to Mr. Grant on an annual basis sufficient funds to purchase a term life insurance policy payable to his heirs and a disability insurance policy to provide comparable compensation, including benefits over the life of the agreement. In addition, the Company granted to Mr. Grant stock options to purchase 200,000 shares of Common Stock at an exercise price of $4.6875 per share, of which 50,000 stock options vested on the date of grant and 50,000 stock options vest on each of the three anniversaries following the date of grant. As a result of this new option grant, the previously issued grant for 75,000 shares was canceled. In the event that Mr. Grant's employment with the Company terminates, all stock options that have not yet vested will continue to vest except in the event of a "change in control" whereby the unvested options will accelerate. In the event of his termination without "cause", including due to a "change in control" or a "change in duties" (as such terms are defined in the Grant Agreement), Mr. Grant will be entitled to severance compensation, including all benefits, for a period of 18 to 24 months. The Company is not obligated to pay compensation and benefits under the Grant Agreement if Mr. Grant's employment is terminated for "cause."

     The Company entered into a letter agreement dated as of September 8, 1997 as modified by letters dated July 2, 1998 and August 4, 1998 with Ali Haider (the "Haider Agreements"), the Company's former Executive Vice President, Research and Development. The Haider Agreements provide for: (1) an annual salary of $170,000; and (2) a performance bonus of $22,275 for positive first and second quarter 1998 performance. In addition, the Company agreed to grant to Mr. Haider certain stock options. In the event of the termination of Mr. Haider's employment for any reason (other than a criminal act), Mr. Haider is entitled to severance pay in the amount of six months base salary at the greater of Mr. Haider's base salary as of the date of any termination of employment or as of July 27, 1998. Mr. Haider resigned effective December 31, 2000.

     The Company entered into a letter agreement dated as of October 13, 1999 and an addendum to the letter dated February 18, 2000 (the "Green Agreements") with James Green, the Company's Vice President, Production. The Green Agreements provide for: (1) an annual salary of $130,000; (2) a performance bonus of $5,000 based on fourth quarter 1999 revenues; and (3) relocation expenses for up to one
(1) year of temporary living expenses and realtor costs not to exceed $20,000. In addition, the Company granted to Mr. Green stock options to purchase 50,000 shares of Common Stock at an exercise price of $7.625 per share of which one-third vests on each of the three anniversaries following the date of grant.

     On October 18, 1999, the Company entered into an addendum to the existing employment agreements with Messrs. Chastelet, Grant, Matz and Haider. On June 9, 2000, the Company entered into an addendum to the existing employment agreement with Mr. Green. Each agreement contains a non-compete clause that is more restrictive than any provision previously applicable to such executives. The addenda also provide for severance payments of up to two years base salary and bonus and acceleration of all stock options following involuntary termination upon a change of control.

     Under the terms of their employment agreements, the vesting of the stock options granted under the 1996 Plan to each of Messrs. Chastelet, Grant, Matz, Haider and Green will accelerate if Dr. Zwan or his affiliates ceases to be the beneficial owner of at least 50% of the Company's outstanding Common Stock. As a condition to the grant of the options described above under "New Plan Benefits", each of them has agreed to waive such acceleration with respect to options described under "New Plan Benefits" above and future option grants.

SECTION 401(k) PLAN

     In 1997, the Company adopted a 401(k) Salary Savings Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,500 in 2000) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. Currently, the Company matches the first 6% of such voluntary contributions at 50% of the amount contributed by the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In August, 2000, the Board appointed Messrs. Guglielmi and Hussey to the Compensation Committee. Subsequently, in December, 2000, the Board appointed Mr. Fallon to the Compensation Committee and appointed Mr. Hussey as Compensation Committee Chairman. Prior to this, the Compensation Committee of the Board consisted of Messrs. Hamilton and Seifert, a former director. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2000. Additionally, no member of the Compensation Committee is currently or was formerly an officer or employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 15, 1998, the Company loaned $100,000 to Dr. Zwan, a former director. The loan has a simple interest rate of 9% per annum, is evidenced by an unsecured promissory note and was due December 14, 1999. On February 23, 2000, the loan was paid in full, including accrued interest of approximately $10,000. In accordance with the Company's policy on related party transactions, the loan was approved by the independent members of the Audit Committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not officers or employees of the Company receive an annual fee of $10,000 and a per meeting fee consisting of $1,000 per in-person meeting and $500 per telephone meeting. Directors are also reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees. Under the Option Plan, independent directors are also eligible to receive stock options in consideration for their services. Each independent director receives an option for 50,000 shares of common stock upon joining the Board of Directors and receives an option for 10,000 shares of common stock upon each annual meeting thereafter. During 2000, Dr. Hamilton received an option for 10,000 shares of common stock as a result of the 2000 annual meeting of stockholders. Messrs. Guglielmi, Hussey and Fallon each received an option for 50,000 shares of common stock as a result of their appointment or election to the Board. During 2000, Mr. Seifert, a former director, exercised 23,333 shares of common stock resulting in proceeds of $1,741,116. Dr. Hamilton exercised 10,000 shares of common stock resulting in proceeds of $801,607.

                                 OTHER BUSINESS

     The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals that stockholders desire to have included in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices (15550 Lightwave Drive, Clearwater, Florida 33760) no later than April 2, 2001, and must satisfy the conditions established by the SEC for stockholder proposals to be included in such proxy materials.

                                          By Order of the Board of Directors,

                                          /S/ STEVEN H. GRANT
                                          -----------------------------------
                                          Steven H. Grant
                                          Secretary

Clearwater, Florida

                            DIGITAL LIGHTWAVE, INC.

                             2001 STOCK OPTION PLAN

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I.  PURPOSE OF THE PLAN

     This 2001 Stock Option Plan is intended to promote the interests of Digital Lightwave, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service. Effective upon stockholder approval of this Plan, this Plan will supersede the Company's 1996 Stock Option Plan (the "Prior Plan") with respect to future option grants. However, the adoption of this Plan and its approval by stockholders shall have no effect on the terms of options previously granted under the Prior Plan.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders and those individuals subject to the limitations of Section 162(m) of the Code. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer the Plan with respect to all such persons. However, any discretionary option grants for members of the Primary Committee must be authorized by a disinterested majority of the Board. In no event shall the Secondary Committee be authorized to grant to any individual options to purchase more than 50,000 shares of Common Stock in the aggregate per fiscal year.

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options hereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any stock option thereunder.

     D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

III.  ELIGIBILITY

     A.  The persons eligible to participate in the Plan are as follows:

          (i) Employees,

          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Each Plan Administrator shall, consistent with the provisions of the Plan and within the scope of its administrative jurisdiction under the Plan, have full authority to determine which eligible persons are to receive option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

IV.  STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to C. and D. below, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 3,000,000 shares plus (i) the number of shares remaining for issuance under the Prior Plan as of the date of stockholder approval and which are not subject to outstanding options as of such date and (ii) the number of shares of Common Stock subject to options outstanding under the Prior Plan as of the date of stockholder approval of this Plan to the extent that such options expire or terminate for any reason prior to exercise in full (with the sum of (i) and (ii) not to exceed 2,735,872 shares).

     B. Subject to D. below, in no event may any individual receive option grants under the Plan for more than 250,000 shares of Common Stock in the aggregate per fiscal year; except that an individual may receive option grants for up to 500,000 shares in the aggregate in the fiscal year that such individual is first hired by the Company.

     C. Shares of Common Stock subject to outstanding options under the Plan shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

     D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, the Plan Administrator shall, in such manner as it deems equitable in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per fiscal year or as an initial grant, (iii) the maximum number of shares for which options may be granted to a single individual in a fiscal year by the Secondary Committee and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                                TERMS OF OPTIONS

I.  GENERAL OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.  EXERCISE PRICE.

        1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in one or more of the forms specified below:

             (i) cash or check made payable to the Corporation,

             (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

             (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date. In addition, subject to Section III of this Part Two, no option may become exercisable for vested shares quicker than ratably over thirty-six (36) months of Service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals and, if an option is exercisable for unvested shares, such shares may not vest quicker than ratably over thirty-six (36) months of Service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals.

     C.  EFFECT OF TERMINATION OF SERVICE.

        1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

             (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason other than Misconduct shall remain exercisable for such period of time thereafter as shall be set forth in the documents evidencing the option, but such period shall not extend beyond the earlier of the expiration of the option term or the following:

                (a) in the case of cessation of Service by reason of death or long-term disability (as defined by the Plan Administrator), twelve
           (12) months following the date of such cessation or

                (b) in the case of cessation of Service for reason other than death, long-term disability or Misconduct, ninety (90) days following cessation of Service; provided that if the Optionee is prohibited from selling shares of Common Stock at any time during such ninety
           (90) day period by reason of a regulatory requirement (including a prohibition on sale imposed by the Corporation to assure compliance with regulatory rules concerning insider trading), such period may be extended by the number of days that sale is so prohibited;

provided that if, during a period of post-Service exercise period following cessation of Service for reason other than death or Misconduct, the Optionee dies while an option remains outstanding and exercisable, the post-Service exercise period may be extended until the earlier of twelve (12) months following the date of death or the expiration of the option term.

             (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised for the period set forth in (i) above by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

             (iii) Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

             (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

             (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the maximum post-Service exercise period set forth in Section I.C.(i) of this Article II or the expiration of the option term, and/or

             (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service; provided that in no event may the total number of shares in which an Optionee becomes vested under an option at any time exceed the number of shares that would have vested at the time of cessation of Service under the minimum vesting requirements of Section I.B. of this Article Two, subject to Section III of this Part Two.

     D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restriction, except that the Plan Administrator may allow Non-Statutory Options to be transferred or assigned during the Optionee's lifetime, subject to such limitations as the Plan Administrator may establish from time to time, pursuant to a domestic relations order or to one or more of Optionee's family members or an entity owned, benefiting or controlled by the Optionee or one or more of Optionee's family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.  INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

     A.  ELIGIBILITY.  Incentive Options may only be granted to Employees.

     B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

III.  CORPORATE TRANSACTION

     A. In the event of any Corporate Transaction, each outstanding option under the Plan shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The foregoing notwithstanding, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent:
(i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

     B. All outstanding repurchase rights under the Plan shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

     C. Upon the effective date of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number of shares for which options may be granted to a single individual in a fiscal year by the Secondary Committee and (iv) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per fiscal year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

     E. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Plan so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

     F. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

     G. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                 ARTICLE THREE

                                 MISCELLANEOUS

I.  FINANCING

     The Plan Administrator may permit any Optionee to pay the option exercise price by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The Plan Administrator shall establish the terms of any such promissory note (including the interest rate and the terms of repayment) in its sole discretion. In no event may the maximum credit available to the Optionee exceed the lesser of (a) the sum of (i) the aggregate option exercise price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise or (b) one hundred thousand dollars ($100,000).

II.  TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of such shares. Such right may be provided to any such holder in either or both of the following formats:

        Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the Withholding Taxes) designated by the holder.

        Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder and held for at least six (6) months with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the Withholding Taxes) designated by the holder.

III.  PLAN EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan shall become effective immediately on the Plan Effective Date. Options may be granted at any time on or after the Plan Effective Date, however, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

     B. No further grants shall be made under the Prior Plan on or after the date of shareholder approval of this Plan. If stockholder approval of this Plan is not obtained within twelve (12) months following its adoption by the Board, the Prior Plan shall continue in accordance with its terms.

     C. No further grants may be made under the Plan following the earliest to occur of (i) ten (10) years following the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction.

IV.  AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested shares of Common Stock at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations and no amendment to the Plan will be effective without stockholder approval if it would: (i) increase the number of shares of Common Stock authorized for issuance under the Plan, (ii) increase the maximum number of shares of Common Stock that may be the subject of options granted to any one individual in a fiscal year, (iii) authorize an option exercise price per share of less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, (iv) shorten the minimum vesting requirements of the Plan, (v) authorize the acceleration of exercisability and/or vesting of options under additional circumstances than previously authorized under the Plan, (vi) increase the maximum term of options or the post-Service exercise period of options, (vii) increase the authority of any Secondary Committee, and (viii) increase the maximum amount of credit that may be extended to an Optionee by the Corporation in connection with the exercise of an option; provided that the Board may make an amendment to the Plan without stockholder approval if and to the extent that such amendment is required by law or is necessary to preserve favorable regulatory treatment afforded stock options under the Plan immediately before such amendment.

     B. Options to purchase shares of Common Stock may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.  USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.  NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

     A.  BOARD shall mean the Corporation's Board of Directors.

     B.  CODE shall mean the Internal Revenue Code of 1986, as amended.

     C.  COMMON STOCK shall mean the Corporation's common stock.

     D. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     E. CORPORATION shall mean Digital Lightwave, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Digital Lightwave, Inc. which shall by appropriate action adopt the Plan.

     F. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     G. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     H. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     I. INCENTIVE OPTION shall mean an option that satisfies the requirements of Code Section 422.

     J. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     K. MISCONDUCT shall mean the commission of any act of fraud or embezzlement or material act of dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

     L.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     M. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     N. OPTIONEE shall mean any person to whom an option is granted under the Plan.

     O. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     P. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     Q. PLAN shall mean the Corporation's Amended and Restated 1996 Stock Option Plan, as set forth in this document.

     R. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

     S. PLAN EFFECTIVE DATE shall mean the date the Plan was approved by the Board.

     T.  PRIOR PLAN means the Company's 1996 Stock Option Plan.

     U. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders and those individuals subject to the limitations of Section 162(m) of the Code.

     V. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders and those individuals subject to the limitations of Section 162(m) of the Code.

     W. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     X. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

     Y. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AA. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     BB. WITHHOLDING TAXES shall mean the minimum required Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

                                DIGITAL LIGHTWAVE
                             15550 LIGHTWAVE DRIVE,
                            CLEARWATER, FLORIDA 33760


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Gerry Chastelet and Steven H. Grant and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of Digital Lightwave, Inc. to be held at the Company's offices, located at 15550 Lightwave Drive, Clearwater, Florida 33760, on Tuesday, February 27, 2001, at 10:30 a.m., local time, and at any adjournments thereof, and to vote as designated.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE 2001 STOCK OPTION PLAN, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.



                      YOUR VOTE IS IMPORTANT! PLEASE VOTE.
                           (Continued on reverse side)

1.  RATIFY AND APPROVE THE 2001 STOCK OPTION PLAN

          VOTE FOR                 VOTE AGAINST               ABSTAIN


AND TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING



                              THANK YOU FOR VOTING.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.


                                    Date:                         , 2001



                                    Signature of Stockholder(s)

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.